Exhibit 99.7

WELLS FARGO BANK,
NATIONAL ASSOCIATION,
Master Servicer

and

BANK OF AMERICA,
NATIONAL ASSOCIATION,
Primary Servicer

PRIMARY SERVICING AGREEMENT

Dated as of August 1, 2011

DBUBS 2011-LC3 Commercial Mortgage Pass-Through Certificates

TABLE OF CONTENTS

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This is a Primary Servicing Agreement (the “Agreement”), dated as of August 1, 2011, by and between BANK OF AMERICA, NATIONAL ASSOCIATION, having an office at 900 West Trade Street, Suite 650, Charlotte, North Carolina 28288-1075, and its successors and assigns (the “Primary Servicer”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, having an office at MAC D1086, 550 South Tryon Street, 14th Floor, Charlotte, North Carolina 28202, and its successors and assigns (the “Master Servicer”).

WITNESSETH:

WHEREAS, Deutsche Mortgage & Asset Receiving Corporation, as depositor, Midland Loan Services, a Division of PNC Bank, National Association, as the Pooled Special Servicer, Wells Fargo Bank, National Association, as the Providence Place Mall Loan Special Servicer, Wells Fargo Bank, National Association, as Certificate Administrator, Paying Agent and Custodian, U.S. Bank National Association, as Trustee, TriMont Real Estate Advisors, Inc., as Operating Advisor and the Master Servicer have entered into that certain Pooling and Servicing Agreement dated as of August 1, 2011 (as amended, modified and restated from time to time, the “Pooling and Servicing Agreement”), whereby the Master Servicer shall service certain mortgage loans on behalf of the Trustee;

WHEREAS, Section 3.01(c) of the Pooling and Servicing Agreement authorizes the Master Servicer to enter into this Agreement with the Primary Servicer whereby the Primary Servicer shall service certain of such mortgage loans listed on Exhibit A (the “Mortgage Loan Schedule”) attached hereto (the “Mortgage Loans”) and the Somerby of Mobile Loan Combination (the “Loan Combination”) on behalf of the Master Servicer.

NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Master Servicer and the Primary Servicer hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01                      Defined Terms.

Unless otherwise specified in this Agreement, all capitalized terms not otherwise defined herein shall have the meanings set forth in the Pooling and Servicing Agreement.  As used herein, the following terms have the meanings assigned to them in this Section 1.01:

“Collection Report” shall mean the monthly report prepared by the Primary Servicer setting forth, with respect to each Mortgage Loan and Loan Combination and the most recently ended Collection Period prior to the due date of such report, the information described on Exhibit G attached hereto.

“Loan Combination” shall have the meaning specified in the recitals hereto.

“Mortgage Loans” shall have the meaning specified in the recitals hereto.

“Mortgage Loan Schedule” shall have the meaning specified in the recitals hereto.

“Primary Servicer Collection Account” shall have the meaning set forth in Section 3.01(c)(9) of this Agreement.

“Primary Servicer Loan Combination Collection Account” shall have the meaning set forth in Section 3.01(c)(10) of this Agreement.

“Primary Servicer Remittance Amount” shall mean, with respect to any date and the Mortgage Loans, an amount equal to, without duplication, (a) the sum of (i) the aggregate of the amounts on deposit in the Primary Servicer Collection Account as of such date, (ii) if and to the extent not included in the amount referred to in subclause (a)(i), the aggregate amount transferred from the REO Account (if established) by the Special Servicer to the Primary Servicer as of such date, to the extent not previously remitted to the Master Servicer, (iii) the aggregate of all other amounts received with respect to the Mortgage Loans as of such date to the extent not previously remitted to the Master Servicer, and (iv) if and to the extent not previously remitted to the Master Servicer, any amounts deposited by the Primary Servicer pursuant to Section 3.01(c)(9) of this Agreement; net of (b) the portion of the amount described in subclause (a) of this definition that represents one or more of the following:  (i) Escrow Payments (other than the Escrow Payments that are to be used to reimburse the Master Servicer or the Primary Servicer for Property Advances) or (ii) any amounts that the Primary Servicer is entitled to retain as compensation pursuant to Section 3.12 of the Pooling and Servicing Agreement as incorporated herein pursuant to Section 3.01(c)(21) of this Agreement.

“Primary Servicer Loan Combination Remittance Amount” shall mean, with respect to any date and the Companion Loan, an amount equal to, without duplication, (a) the sum of (i) the aggregate of the amounts on deposit in the Primary Servicer Loan Combination Collection Account as of such date, (ii) if and to the extent not included in the amount referred to in subclause (a)(I), the aggregate amount transferred from the REO Account (if established) by the Special Servicer to the Primary Servicer as of such date, to the extent not previously remitted to the Master Servicer, (iii) the aggregate of all other amounts received with respect to the Companion Loan as of such date to the extent not previously remitted to the Master Servicer, and (iv) if and to the extent not previously remitted to the Master Servicer, any amounts deposited by the Primary Servicer pursuant to Section 3.01(c)(10) of this Agreement; net of (b) the portion of the amount described in subclause (a) of this definition that represents one or more of the following:  (i) Escrow Payments (other than the Escrow Payments that are to be used to reimburse the Master Servicer or the Primary Servicer for Property Advances) or (ii) any amounts that the Primary Servicer is entitled to retain as compensation pursuant to Section 3.12 of the Pooling and Servicing Agreement as incorporated herein pursuant to Section 3.01(c)(21) of this Agreement.

“Primary Servicer Remittance Date” shall mean the first Business Day after each Determination Date.

“Primary Servicing Fee” shall mean, with respect to each Mortgage Loan, Companion Loan and REO Loan, the fee payable to the Primary Servicer pursuant to Section 3.01(c)(21) of this Agreement.

“Primary Servicing Fee Rate” shall mean, with respect to each Mortgage Loan and Companion Loan, the rate that corresponds to such Mortgage Loan and Companion Loan set forth on Exhibit A hereto under the heading “Primary Servicing Fee.”  Notwithstanding anything to the contrary, so long as the Primary Servicer is servicing the Mortgage Loan related to the Loan Combination, the Primary Servicer shall service the Companion Loan at the rate that corresponds to such Companion Loan set forth on Exhibit A.

ARTICLE II

MASTER SERVICER’S ENGAGEMENT OF PRIMARY SERVICER TO PERFORM SERVICING RESPONSIBILITIES

Section 2.01                      Contract for Servicing; Possession of Loan Documents.

The Master Servicer, by execution and delivery of this Agreement, does hereby contract with the Primary Servicer, subject to the terms of this Agreement, for the servicing of the Mortgage Loans and the Companion Loan.  On and after the Closing Date, the Primary Servicer shall hold any portion of the Servicing File or the Mortgage File (including without limitation, any original letter of credit) in the possession of the Primary Servicer in trust by the Primary Servicer, on behalf of the Master Servicer for the benefit of the Trustee.  The Primary Servicer’s possession of any portion of the Servicing File or the Mortgage File shall be at the will of the Master Servicer and the Trustee for the sole purpose of facilitating the servicing or the supervision of servicing of the related Mortgage Loan pursuant to this Agreement, and such retention and possession by the Primary Servicer shall be in a custodial capacity only.  Any portion of the Servicing File or the Mortgage File retained by the Primary Servicer shall be identified to reflect clearly the ownership of the related Mortgage Loan by the Trustee.  The Primary Servicer shall release from its custody any Servicing File or any Mortgage File retained by it only in accordance with this Agreement and the Pooling and Servicing Agreement.  Within 20 days following the Closing Date, the Primary Servicer shall provide to the Master Servicer a certification executed by a duly authorized officer of the Primary Servicer, certifying to the Master Servicer as to any original letters of credit held by the Primary Servicer and identifying the letters of credit, the amounts of the letters of credit and the Mortgage Loans to which they relate.  During the term of this Agreement, the Primary Servicer will also provide to the Master Servicer a copy of any lease, amendments to Loan Documents and other documents related to the Mortgaged Property securing the related Mortgage Loan or related to the Mortgage Loan as soon as possible after receipt or execution thereof, as applicable.

Section 2.02                      Notice of Breach of Representations and Warranties.

The Primary Servicer shall promptly notify the Master Servicer upon becoming aware of any breach of any representations and warranties contained in the Mortgage Loan Purchase Agreement that could give rise to a cure or repurchase obligation.

ARTICLE III

SERVICING OF THE MORTGAGE LOANS AND COMPANION LOAN

Section 3.01                      Primary Servicer to Service.

(a)           The Primary Servicer, as an independent contractor, shall service and administer the Mortgage Loans and the Companion Loan in a manner consistent with the Servicing Standard under the Pooling and Servicing Agreement.  With respect to the Companion Loan, as a collective whole with the related Mortgage Loan, as if such Certificateholders and Companion Loan Noteholder constituted a single lender, but giving due regard to the junior nature of the related Companion Loan.

(b)           The Primary Servicer shall perform, on behalf of the Master Servicer, all of the obligations of the Master Servicer (with respect to the Mortgage Loans and the Companion Loan subject to this Agreement) as set forth in those sections of the Pooling and Servicing Agreement specifically incorporated herein pursuant to Section 3.01(c) of this Agreement (the “Incorporated Sections”), as modified by Section 3.01(c) of this Agreement, and the Master Servicer shall have the same rights with respect to the Primary Servicer that the Trustee, the Certificate Administrator, the Custodian, the Depositor, the Initial Purchasers, the Operating Advisor, the Controlling Class Certificateholder, the Rating Agencies, the Special Servicer, the Companion Loan Noteholder and the Certificateholders (including, without limitation, the right of the Special Servicer to direct the Master Servicer during certain periods) have with respect to the Master Servicer under the Pooling and Servicing Agreement to the extent that the Primary Servicer is acting on behalf of the Master Servicer hereunder and except as otherwise set forth herein.  Without limiting the foregoing, and subject to Section 3.23 of the Pooling and Servicing Agreement as modified herein, the Primary Servicer shall service and administer all of the Mortgage Loans and the Companion Loan that are not Specially Serviced Loans; provided, however, that the Primary Servicer shall continue to receive payments (and provide notice to the Master Servicer and Companion Loan Noteholder, as applicable, of such payments), collect information and prepare and deliver reports to the Master Servicer required hereunder with respect to any Specially Serviced Loans and REO Properties (and the related REO Loans)  and further to render such incidental services with respect to any Specially Serviced Loans and REO Properties as are specifically provided for under Section 3.01(c) of this Agreement; provided, further, however, that the Primary Servicer shall not be liable for its failure to comply with such duties insofar as such failure results from a failure by the Special Servicer to provide sufficient information to the Primary Servicer to comply with such duties or the failure by the Special Servicer to otherwise comply with its obligations under the Pooling and Servicing Agreement.  All references herein to the respective duties of the Primary Servicer and the Special Servicer, and to the areas in which they may exercise discretion, shall be subject to Section 3.23 of the Pooling and Servicing Agreement, as modified herein, and to the Special Servicer’s rights to service Specially Serviced Loans.  Except as otherwise set forth below, for purposes of this Agreement, (i) references to the Trustee, the Certificate Administrator, the Custodian, the Depositor, the Initial Purchasers, the Operating Advisor, the Controlling Class Certificateholder, the Rating Agencies, 17g-5 Information Provider, the Special Servicer, the Companion Loan Noteholder and the Certificateholders in the Incorporated Sections (and in the defined terms used therein) shall be deemed to be references to the Master Servicer hereunder, (ii) references to the

Master Servicer in the Incorporated Sections (and in the defined terms used therein) shall be deemed to be references to the Primary Servicer hereunder, (iii) references to the Mortgage Loans, as defined in the Pooling and Servicing Agreement, in the Incorporated Sections (and in the defined terms used therein) shall be deemed to be references to the Mortgage Loans in this Agreement and (iv) references to the Companion Loan , as defined in the Pooling and Servicing Agreement, in the Incorporated Sections (and in the defined terms used therein) shall be deemed to be references to the Companion Loan in this Agreement (such modification of the Incorporated Sections (and in the defined terms used therein) pursuant to clauses (i), (ii), (iii) and (iv) of this sentence shall be referred to herein as the “References Modification”).  In each case where the Master Servicer is given any power to act under the provisions of the Incorporated Sections, such power is hereby delegated to the Primary Servicer to the extent necessary to perform its obligations under this Agreement.

(c)           The following Sections of the Pooling and Servicing Agreement, unless otherwise provided in this Section 3.01(c) of this Agreement, are hereby incorporated herein by reference as if fully set forth herein, and, for purposes of this Agreement, in addition to the References Modification, are hereby further modified as set forth below:

(1)           Section 1.02(h).  The determination as to the application of amounts collected in respect of any Mortgage Loan, in the absence of express provisions in the related Loan Documents or to the extent that such terms authorize the lender to use its discretion, shall be made by the Master Servicer and communicated to the Primary Servicer in writing (including electronic communication).

(2)           Section 2.03(d).  The Primary Servicer shall notify the Master Servicer in writing within five (5) Business Days after the Primary Servicer receives notice alleging a Defect or a Breach or receives a Repurchase Communication of a Repurchase Request or a Repurchase Request Withdrawal.  The Primary Servicer shall promptly provide to the Master Servicer a copy of any written Repurchase Request received by the Primary Servicer and such other information in the possession of the Primary Servicer reasonably requested by the Master Servicer to fulfill its obligations under Section 2.03(d) of the Pooling and Servicing Agreement.  To the extent the Master Servicer receives notice alleging a Defect or a Breach or receives a Repurchase Communication of a Repurchase Request Withdrawal with respect to one of the Mortgage Loans, the Master Servicer shall notify the Primary Servicer within a commercially reasonable period of time.

(3)           Section 2.04(a)(i) of the Pooling and Servicing Agreement shall be deemed modified to read “The Primary Servicer is a national banking organization, duly organized, validly existing and in good standing under the laws of the United States of America and is in compliance with the laws of each state in which any Mortgaged Property is located to the extent necessary to perform its obligations under this Agreement.”

(4)           Section 3.01(a) and (b).  Without limiting the generality of the obligations of the Primary Servicer hereunder, the Primary Servicer shall monitor and certify on a quarterly basis, starting with the quarter ending September of 2011, within thirty (30) days of the end of such quarter the information on each Mortgage Loan and Companion Loan as required by, and in the form of, Exhibit E attached hereto, pursuant to Section 3.01(c)(23) of this Agreement.  In addition, without limiting the generality of the foregoing, the Primary Servicer shall take all necessary action to continue all UCC Financing Statements in favor of the originator of each Mortgage Loan and Companion Loan or in favor of any assignee prior to the expiration of such UCC Financing Statements.  Notwithstanding the foregoing, the Primary Servicer’s authority with respect to waivers, modifications, prepayments, defeasance and certain other matters is restricted as provided in Section 3.01(c)(18) and (31) of this Agreement.

(5)           Sections 3.01(c), (d) and (e). References to the Master Servicer shall not be deemed to be references to the Primary Servicer for purposes of Sections 3.01(c) and (d) of the Pooling and Servicing Agreement. Each and every one of the terms and conditions of Sections 3.01(c), (d) and (e) of the Pooling and Servicing Agreement shall be enforceable against the Primary Servicer in accordance with the terms thereof. The Primary Servicer may not enter into any new Primary Servicing Agreements in connection with the Mortgage Loans or the Companion Loan.  The Primary Servicer may delegate its duties to agents or Subcontractors so long as the related agreements or arrangements with such agents or Subcontractors are consistent with the provisions of Section 3.01(c) of the Pooling and Servicing Agreement. This Agreement will be assumed by the Trustee, if the Trustee has assumed the duties of the Master Servicer or by any successor Master Servicer without cost or obligation to the assuming party or the Trust Fund, upon the assumption by such party of the obligations of the Master Servicer pursuant to Section 7.02 of the Pooling and Servicing Agreement; further, the Master Servicer (and any successor Master Servicer) or Trustee may only terminate the Primary Servicer for cause (an Event of Default) pursuant to this Agreement.

(6)           Section 3.03. Without the express written consent of the Master Servicer, the Primary Servicer shall not waive any Penalty Charges in connection with any delinquent Monthly Payment with respect to any Mortgage Loan or Companion Loan. The Primary Servicer shall promptly forward to the Master Servicer (a) in accordance with Section 3.01(c)(23) of this Agreement, all financial statements, operating statements and rent rolls collected by the Primary Servicer and (b) any notice sent to a Borrower of Balloon Payments coming due.

(7)           Section 3.04(a).  Without limiting the generality of the obligations of the Primary Servicer hereunder, the Primary Servicer shall monitor and certify to the information on each Mortgage Loan with respect to taxes, insurance premiums, assessments, ground rents and other similar items on a quarterly basis starting for the quarter ending in September of 2011, within thirty (30) days of the end of such quarter as required by, and in the form of, Exhibit E attached hereto, pursuant to Section 3.01(c)(23) of this Agreement.  The fourth, fifth and sixth sentences of Section 3.04(a) of the Pooling and Servicing Agreement are not incorporated herein. The Primary Servicer shall not be obligated to make any Property Advances except as described in Section 3.01(c)(27) of this Agreement. With respect to non-escrowed payments, when the Primary Servicer becomes aware in accordance with the Servicing Standard that a Borrower has failed to make any such payment or, with respect to escrowed loans, collections from the Borrower are insufficient to pay any such item before the applicable penalty or termination date, the Primary Servicer shall promptly notify the Master Servicer. The Master Servicer may direct the Primary Servicer in writing (including electronic communication) to (and upon such direction, the Primary Servicer shall) make a payment from amounts on deposit in the Primary Servicer Collection Account as contemplated by Section 3.04(a) of the Pooling and Servicing Agreement.

(8)           Section 3.04(b).  The creation of any Escrow Account shall be evidenced by a certification in the form of Exhibit F attached hereto and a copy of such certification shall be furnished to the Master Servicer on or prior to the Closing Date and thereafter to the Master Servicer upon any transfer of any Escrow Account. Without the express written consent of the Master Servicer, the Primary Servicer shall not (a) waive or extend the date set forth in any agreement governing reserve funds by which the required repairs and/or capital improvements at the related Mortgaged Property must be completed or (b) release any earn out reserve funds or return any related letters of credit delivered in lieu of earn out reserve funds.

(9)           Section 3.05(a).  The Primary Servicer shall establish a collection account (hereinafter the “Primary Servicer Collection Account”), meeting all of the requirements of the Collection Account, and references to the Collection Account shall be references to such Primary Servicer Collection Account, as applicable.  The creation of any Primary Servicer Collection Account shall be evidenced by a certification in the form of Exhibit F attached hereto and a copy of such certification shall be furnished to the Master Servicer on or prior to the Closing Date and thereafter to the Master Servicer prior to any transfer of the Primary Servicer Collection Account.  The last four paragraphs of Section 3.05(a) of the Pooling and Servicing Agreement are not incorporated herein.  The Primary Servicer shall deposit into the Primary Servicer Collection Account and include in its Primary Servicer Remittance Amount all Assumption Fees, assumption application fees, payments in the nature of late payment charges, Modification Fees, loan service transaction fees, extension fees, demand fees, beneficiary statement charges or similar fees (other than those to which the Primary Servicer is entitled pursuant to Section 3.01(c)(21) of this Agreement).  For purposes of the second to last paragraph of Section 3.05(a) of the Pooling and Servicing Agreement, the Master Servicer shall direct the Special Servicer to make payment of amounts referenced therein directly to the Primary Servicer for deposit in the Primary Servicer Collection Account.

(10)           Section 3.05(g).  The Primary Servicer shall establish a collection account (hereinafter the “Primary Servicer Loan Combination Collection Account”), meeting all of the requirements of the Loan Combination Collection Account, and references to the Loan Combination Collection Account shall be references to such Primary Servicer Loan Combination Collection Account, as applicable.  The creation of any Primary Servicer Loan Combination Collection Account shall be evidenced by a certification in the form of Exhibit F attached hereto and a copy of such certification shall be furnished to the Master Servicer on or prior to the Closing Date and thereafter to the Master Servicer upon any transfer of the Primary Servicer Loan Combination Collection Account.  The last three paragraphs of Section 3.05(g) of the Pooling and Servicing Agreement are not incorporated herein.  The Primary Servicer shall deposit into the Primary Servicer Loan Combination Collection Account and include in its Primary Servicer Loan Combination Remittance Amount all Assumption Fees, assumption application fees, payments in the nature of late payment charges, Modification Fees, loan service transaction fees, extension fees, demand fees, beneficiary statement charges or similar fees (other than those to which the Primary Servicer is entitled pursuant to Section 3.01(c)(21) of this Agreement).  For purposes of the last paragraph of Section 3.05(g) of the Pooling and Servicing Agreement, the Master Servicer shall direct the Special Servicer to make payment of amounts referenced therein directly to the Primary Servicer for deposit in the Primary Servicer Collection Account.

(11)  Section 3.05(h) is not incorporated herein.  On the Primary Servicer Remittance Date immediately preceding each Distribution Date, the Primary Servicer shall remit to the Companion Loan Noteholder by wire transfer an amount equal to the portion of the applicable Primary Servicer Loan Combination Remittance Amount allocable to such Companion Loan Noteholder.

(12)  Section 3.06 of the Pooling and Servicing Agreement is not incorporated herein. The Primary Servicer may, from time to time, make withdrawals from the Primary Servicer Collection Account for any of the following purposes (the order set forth below not constituting an order of priority for such withdrawals):

(i)           to remit to the Master Servicer for deposit in the Collection Account amounts required to be so deposited pursuant to Section 4.06 of the Pooling and Servicing Agreement and Section 3.01(c)(34) of this Agreement;

(ii)           to the extent not otherwise required to be applied against Prepayment Interest Shortfalls on the related Mortgage Loans, to pay to itself earned and unpaid Primary Servicing Fees in respect of the Mortgage Loans and REO Loans, the Primary Servicer’s right to payment pursuant to this clause (ii) with respect to the Mortgage Loans or REO Loans being limited to interest received on the related Mortgage Loan;

(iii)           to the extent not reimbursed or paid pursuant to any other clause of this Section 3.01(c)(12), to reimburse or pay the Primary Servicer unpaid Primary Servicing Fees (but only if the Mortgage Loan has been liquidated or a Final Recovery Determination has been made with respect thereto);

(iv)           to pay to itself, as additional servicing compensation in accordance with Section 3.12(a) of the Pooling and Servicing Agreement, interest or investment income earned on funds held in the Primary Servicer Collection Account as provided in Section 3.01(c)(13) of this Agreement;

(v)           to clear and terminate the Primary Servicer Collection Account at the termination of this Agreement pursuant to Section 9.01 of the Pooling and Servicing Agreement, as modified herein;

(vi)           to remove any amounts deposited in the Primary Servicer Collection Account in error;

(vii)           to pay itself, any amounts payable pursuant to Section 8.05(d) of the Pooling and Servicing Agreement, but only to the extent allowed by the Pooling and Servicing Agreement and Section 3.03 of this Agreement; and

(viii)           to reimburse itself, for any unreimbursed Property Advance made pursuant to Section 3.01(c)(27) of this Agreement, if not reimbursed by the Master Servicer within the time required by Section 3.01(c)(27) of this Agreement.

The Primary Servicer shall keep and maintain separate accounting records, on a Mortgage Loan by Mortgage Loan basis, in connection with any withdrawal from the Primary Servicer Collection Account pursuant to clauses (ii), (iii) and (iv) above.

The Primary Servicer may, from time to time, make withdrawals from the Primary Servicer Loan Combination Collection Account for any of the following purposes (the order set forth below not constituting an order of priority for such withdrawals):

(i)           to remit to the Companion Loan Noteholder for deposit in the Loan Combination Collection Account amounts required to be so deposited pursuant to Section 3.05(h) of the Pooling and Servicing Agreement and Section 3.01(c)(11) of this Agreement and to the Master Servicer for deposit in the Collection Account in accordance with Section 4.06 of the Pooling and Servicing Agreement and Section 3.01(c)(34) of this Agreement;

(ii)           to pay to itself earned and unpaid Primary Servicing Fees in respect of the Companion Loan or related REO Loan, the Primary Servicer’s right to payment pursuant to this clause (ii) with respect to the Companion Loan or related REO Loan being limited to interest received on the related Companion Loan;

(iii)           to the extent not reimbursed or paid pursuant to any other clause of this Section 3.01(c)(12), to reimburse or pay the Primary Servicer unpaid Primary Servicing Fees (but only if the Companion Loan has been liquidated or a Final Recovery Determination has been made with respect thereto);

(iv)           to pay to itself, as additional servicing compensation in accordance with Section 3.12(a) of the Pooling and Servicing Agreement, interest or investment income earned on funds held in the Primary Servicer Loan Combination Collection Account as provided in Section 3.01(c)(13) of this Agreement;

(v)           to clear and terminate the Primary Servicer Loan Combination Collection Account at the termination of this Agreement pursuant to Section 9.01 of the Pooling and Servicing Agreement, as modified herein;

(vi)           to remove any amounts deposited in the Primary Servicer Loan Combination Collection Account in error; and

(vii)           to reimburse itself, for any unreimbursed Property Advance made pursuant to Section 3.01(c)(27) of this Agreement, if not reimbursed by the Master Servicer within the time required by Section 3.01(c)(27) of this Agreement.

The Primary Servicer shall keep and maintain separate accounting records, on a loan by loan basis, in connection with any withdrawal from the Primary Servicer Loan Combination Collection Account pursuant to clauses (ii), (iii) and (iv) above.

(13)           Section 3.07 is not incorporated herein.  The Primary Servicer may invest funds in the Primary Servicer Collection Account, the Primary Servicer Loan Combination Collection

Account and/or the Borrower Accounts on the same terms as the Master Servicer may invest funds in the Collection Account and the Loan Combination Collection Account, and subject to the same rights, restrictions and obligations regarding maturity dates, gains, losses, withdrawals, possession of Permitted Investments and Permitted Investments payable on demand.  Without limiting the generality of the foregoing, any investment of funds in the Primary Servicer Collection Account and the Primary Servicer Loan Combination Collection Account shall be made in the name of the Trustee (in its capacity as such) or in the name of a nominee of the Trustee.

(14)           Section 3.08(a).  References to the Collection Account shall be references to the Primary Servicer Collection Account and references to the Loan Combination Collection Account shall be references to the Primary Servicer Loan Combination Collection Account.  All insurance policies caused to be maintained by the Primary Servicer for the Mortgage Loans hereunder shall also name the Master Servicer as additional insured and loss payee; in the following form:  “Wells Fargo Bank, National Association, as Master Servicer on behalf of US Bank National Association as Trustee for the benefit of the registered holders of DBUBS 2011-LC3 Commercial Mortgage Pass-Through Certificates, c/o Bank of America, having an office at 900 West Trade Street, Suite 650, Charlotte, North Carolina 28288-1075, as Primary Servicer, its successors and assigns “ATIMA”.  All insurance policies caused to be maintained by the Primary Servicer for the Loan Combination hereunder shall also name the Master Servicer as additional insured and loss payee on behalf of the Companion Loan Noteholder. Within thirty (30) days after the execution date of this Agreement, the Primary Servicer shall forward to the Master Servicer a fully completed certificate of insurance in the form of Exhibit H attached hereto.  Without limiting the generality of the obligations of the Primary Servicer hereunder, the Primary Servicer shall monitor and certify as to the status of insurance policies relating to the Mortgage Loans and Loan Combination on a quarterly basis starting for the quarter ending on September of 2011, within 30 days of the end of such quarter as required by, and in the form of, Exhibit E attached hereto, pursuant to Section 3.01(c)(23) of this Agreement.  The Primary Servicer shall promptly notify the Master Servicer of any Mortgaged Property that is not insured against terrorist or other similar acts in accordance with the related Mortgage Loan document or Loan Combination document.  Any required determination as to whether a failure to maintain terrorism insurance is an Acceptable Insurance Default will be made by the Special Servicer in accordance with the Pooling and Servicing Agreement. The Master Servicer may direct the Special Servicer to send a copy of such determination to the Primary Servicer or if the Master Servicer does not direct the Special Servicer to send a copy of such determination to the Primary Servicer, the Master Servicer shall forward send a copy of such determination to the Primary Servicer if such copy is received by the Master Servicer.

(15)           Section 3.08(b).  References to the Collection Account shall be references to the Primary Servicer Collection Account and references to the Loan Combination Collection Account shall be references to the Primary Servicer Loan Combination Collection Account.

(16)           Section 3.08(c).

(17)           Section 3.08(d). The fidelity bond and insurance policies required hereunder shall also name the Master Servicer as additional insured and loss payee in the following form:  “Wells Fargo Bank, National Association, as Master Servicer on behalf of US Bank National

Association as Trustee for the benefit of the registered holders of DBUBS 2011-LC3 Commercial Mortgage Pass-Through Certificates, c/o Bank of America, having an office at 900 West Trade Street, Suite 650, Charlotte, North Carolina 28288-1075, as Primary Servicer, its successors and assigns “ATIMA”.  The Primary Servicer shall provide a certificate of insurance to the Master Servicer evidencing fidelity bond and insurance required hereunder on or before September 30 of each year, beginning September 30, 2011.  The Primary Servicer may self insure for the fidelity bond and errors omission insurance required under this Section 3.01(c)(17) under the terms and conditions applicable to the Master Servicer under Section 3.08(d) of the Pooling and Servicing Agreement.

(18)           Section 3.09 of the Pooling and Servicing Agreement is not incorporated herein. The Primary Servicer shall not process, shall not be entitled to any fee with respect to, nor shall in anyway act as an intermediary with respect to any action contemplated under Section 3.09 of the Pooling and Servicing Agreement.  The Primary Servicer shall within three (3) Business Days notify the Master Servicer of any request under Section 3.09 of the Pooling and Servicing Agreement and shall provide (a) to the Master Servicer, the related Borrower’s written request and the related Borrower’s contact information and (b) to the Borrower, the Master Servicer’s contact information.  Thereafter, the Master Servicer shall interface directly with the related Borrower with respect to any request that such Borrower may have related to Section 3.09 of the Pooling and Servicing Agreement.  Upon reasonable request of the Master Servicer, the Primary Servicer shall provide to the Master Servicer the then outstanding principal balance of the related Mortgage Loan or Loan Combination, the current status of the Mortgage Loan or the Loan Combination, escrows then in place, copies of the related Mortgage, the related loan agreement and the related Note, and any other information that the Primary Servicer has in its possession that is necessary for the Master Servicer or Special Servicer to complete its review.  For the avoidance of doubt, the parties hereto agree that the foregoing is the sole extent of the Primary Servicer’s duties with respect to Section 3.09 of the Pooling and Servicing Agreement.

(19)           Section 3.10. References to the Master Servicer shall not be deemed references to the Primary Servicer for purposes of Section 3.10 of the Pooling and Servicing Agreement.  The Primary Servicer shall report via Form 1099C to the Internal Revenue Service, in the manner required by applicable law, the information required to be reported regarding any Mortgaged Property that is abandoned or foreclosed and the forgiveness of indebtedness with respect to any Mortgaged Property to the extent such information has been provided to the Primary Servicer.  The Master Servicer shall forward to the Primary Servicer information and reports received from the Special Servicer necessary to prepare such reports (or shall cause the Special Servicer to deliver such information and reports to the Primary Servicer).

(20)           Section 3.11.  The references to the Collection Account shall be references to the Primary Servicer Collection Account and references to the Loan Combination Collection Account shall be references to the Primary Servicer Loan Combination Collection Account.  No expense incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Primary Servicer Collection Account or the Loan Combination Collection Account, as applicable.

(21)           Section 3.12(a). References to the Servicing Fee shall be references to the Primary Servicing Fee. All references to the Collection Account shall be references to the Primary

Servicer Collection Account and references to the Loan Combination Collection Account shall be references to the Primary Servicer Loan Combination Collection Account. Except as provided in the last sentence of this Section 3.01(c)(21), the Primary Servicer shall not be entitled to any other additional fees, including but not limited to Penalty Charges, Assumption Fees, assumption application fees, Modification Fees, Prepayment Interest Excess to the extent required by Section 3.17(c) of the Pooling and Servicing Agreement to offset Prepayment Interest Shortfalls on all Mortgage Loans, defeasance fees and consent fees. The Primary Servicer shall promptly remit to the Master Servicer any such payments or fees (including Assumption Fees and Assumption Application Fees) received by it.  The Primary Servicer is entitled to, as additional servicing compensation, (A) amounts imposed by the Primary Servicer and collected for checks returned for insufficient funds on Mortgage Loans or Loan Combination to the extent the Master Servicer is entitled to such amounts under Section 3.12(a) of the Pooling and Servicing Agreement, (B) charges for beneficiary statements or demands and other loan processing fees for services provided by the Primary Servicer actually paid by the Borrowers under the Mortgage Loans and the related Companion Loans that are not Specially Serviced Loans to the extent the Master Servicer is entitled to such amounts under Section 3.12(a) of the Pooling and Servicing Agreement, (C) Prepayment Interest Excesses arising from any principal prepayments on the Mortgage Loans to the extent not required by Section 3.17(c) of the Pooling and Servicing Agreement to offset Prepayment Interest Shortfalls on all Mortgage Loans, and (D) those amounts listed in Section 3.12(a)(i) of the Pooling and Servicing Agreement (with references in this clause (D) to the Collection Account being references to the Primary Servicer Collection Account and references to the Loan Combination Collection Account being references to the Primary Servicer Loan Combination Collection Account).  To the extent the Master Servicer receives from the Special Servicer any of the above additional compensation due to the Primary Servicer, then the Master Servicer shall, within five (5) Business Days, pay such amounts to the Primary Servicer.

(22)           Section 3.12(e).

(23)           Section 3.13 is not incorporated herein. The Primary Servicer shall deliver to the Master Servicer, no later than 2:00 p.m. New York City time on the Primary Servicer Remittance Date, by electronic transmission in the format designated by the Master Servicer, a CREFC Delinquent Loan Status Report, the CREFC Financial File, the CREFC Property File, the CREFC Comparative Financial Status Report (except for the first two Distribution Dates), the CREFC Servicer Watch List, the CREFC Total Loan Report, and the CREFC Loan Level Reserve/LOC Report, each providing the required information as of such Determination Date. The Primary Servicer shall make available to the Controlling Class Representative copies of all rent rolls, operating statements and financial statements actually provided by each Borrower, including any monthly or quarterly statements or rent rolls, within [15 Business Days] of receipt. At the request of the Master Servicer, the Primary Servicer shall send to each Borrower a notice directing the Borrower to forward to the Special Servicer annual, quarterly and monthly operating statements, budgets and rent rolls of the related Mortgaged Property, and financial statements of the related Borrower with respect to Specially Serviced Loans. The preparation and maintenance by the Primary Servicer of all the reports specified in this Section 3.01(c)(23), including the calculations made therein, shall be done in accordance with CREFC standards to the extent applicable thereto.

The Primary Servicer shall deliver to the Master Servicer not later than 2:00 p.m. New York City time on the Primary Servicer Remittance Date by electronic transmission in a format designated by the Master Servicer, (a) on a monthly basis, the Collection Report (the information therein to be stated as of the Determination Date), (b) on a monthly basis, the CREFC Loan Periodic Update File, and (c) on a quarterly basis the information on the Mortgage Loans and Loan Combination, including without limitation information regarding UCC Financing Statements, taxes, insurance premiums and ground rents on a quarterly basis, starting for the quarter ending September of 2011, within 30 days of the end of such quarter, required by and in the form of Exhibit E attached hereto. The Primary Servicer shall deliver to the Master Servicer on the second Business Day of each month by electronic transmission in a format designated by the Master Servicer a remittance report containing scheduled balance information for the Mortgage Loans and Loan Combination reflecting the scheduled Monthly Payment for such month in the form of Exhibit G attached hereto. In addition, on each day that the Primary Servicer forwards to the Master Servicer any funds pursuant to Section 3.01(c)(30) of this Agreement, the Primary Servicer shall deliver to the Master Servicer by electronic transmission in a format designated by the Master Servicer a report of the nature of such remittance in the form of Exhibit G attached hereto. The Primary Servicer shall also prepare and deliver to the Master Servicer and Special Servicer, not later than 2:00 p.m. New York City time on the first Business Day following the fifteenth (15th) day of each calendar month, a certification in the form of Exhibit J attached hereto regarding the reconciliation of the Primary Servicer Collection Account and each Escrow Account as of the last day of the immediately preceding calendar month.

The Primary Servicer shall promptly (but in no event later than thirty (30) days after the related collection, as applicable) forward to the Master Servicer a copy of all operating statements and rent rolls collected by the Primary Servicer and prepare (and forward to the Master Servicer) the CREFC Operating Statement Analysis Report and CREFC NOI Adjustment Worksheet with respect to the Mortgage Loans as required by Section 3.13(d) of the Pooling and Servicing Agreement.  To the extent the Master Servicer receives from the Special Servicer any CREFC Specially Serviced Loan File or such other information as provided in Section 3.13(g) of the Pooling and Servicing Agreement that includes one or more of the Mortgage Loans, then the Master Servicer shall forward a copy of such report to the Primary Servicer.

(24)           Section 3.14.  The Primary Servicer shall also act in accordance with Section 6.19 of this Agreement.

(25)           Section 3.17. The Primary Servicer shall promptly (but in no event later than thirty (30) days after the related inspection or collection, as applicable) forward to the Master Servicer a copy of all inspection reports prepared by the Primary Servicer. With respect to the Mortgage Loans serviced hereunder, the Primary Servicer shall inform the ground lessor that any notices of default under the related ground lease should thereafter be forwarded to the Master Servicer in addition to the Primary Servicer. The Primary Servicer may engage a third party at its cost to perform property inspections and prepare property inspection reports without first obtaining the consent of the Master Servicer; provided, however, that the Primary Servicer shall remain obligated and primarily liable to the Master Servicer for satisfactory completion of the inspections and reports as required by this Agreement. The Primary Servicer shall deposit all

Prepayment Interest Shortfalls in the Primary Servicer Collection Account on each Primary Servicer Remittance Date without regard to any limitations described in Section 3.17(c) of the Pooling and Servicing Agreement. Notwithstanding the foregoing, the Primary Servicer shall have no obligation to deposit any amount set forth in the preceding sentence for Specially Serviced Loans or Mortgage Loans on which the Master Servicer or Special Servicer consented to the Primary Servicer allowing a Principal Prepayment on a date other that the applicable Due Date.

(26)           Section 3.20.

(27)           Section 3.21 is not incorporated herein.  The Primary Servicer shall not be obligated to make any Property Advances, except as described in the following sentence.  The Primary Servicer shall give the Master Servicer not less than five (5) Business Days’ notice before the date on which the Master Servicer is required to make any Property Advance with respect to any Mortgage Loan or Loan Combination; provided, however, that, with respect to any Property Advance required to be made on an urgent or emergency basis such that the Primary Servicer is unable to provide the Master Servicer with sufficient notice to enable the Master Servicer to make such Property Advance, the Primary Servicer shall make such Property Advance and the Master Servicer shall reimburse the Primary Servicer for such Property Advance within five (5) Business Days of receipt of written request therefore and interest thereon at the Advance Rate without regard to the Master Servicer’s determination of recoverability.  In addition, the Primary Servicer shall provide the Master Servicer with such information in its possession as the Master Servicer may reasonably request to enable the Master Servicer to determine whether a requested Property Advance would constitute a Nonrecoverable Advance.  To the extent that the Master Servicer or the Special Servicer makes an determination that any previous or future Property Advances on a related Mortgage Loan or Loan Combination is a Nonrecoverable Advance, then the Primary Servicer shall be entitled to conclusively rely on such determination and shall not be required to make any Property Advance on the related Mortgage Loan or Loan Combination.  The Master Servicer shall promptly notify the Primary Servicer of any determination of non-recoverability made by it or by the Special Servicer with the respect to a Mortgage Loan or Loan Combination.  For the avoidance of doubt and notwithstanding anything stated herein, the Primary Servicer has no obligation to make any P&I Advances and any reference to Advances incorporated herein in this Section 3.01(c) shall be interpreted to mean only Property Advances, to the extent required under this Section 3.01(c)(27).

(28)           Section 3.23(a) and (d). The Primary Servicer shall promptly notify the Master Servicer of any event or circumstance that the Primary Servicer deems to constitute a Servicing Transfer Event with respect to any Mortgage Loan or Loan Combination.  The determination as to whether a Servicing Transfer Event has occurred shall be made by the Master Servicer.  Upon receipt by the Master Servicer of notice from the Special Servicer that a Specially Serviced Loan has become a Corrected Mortgage Loan, the Master Servicer shall promptly give the Primary Servicer notice thereof and the obligation of the Primary Servicer to service and administer such Mortgage Loan or Loan Combination shall resume.

(29)           Sections 3.23(b), (c), (e) & (f) are not incorporated herein. The Primary Servicer shall give immediate notice to the Master Servicer of any Servicing Transfer Event and shall maintain ongoing payment records if the Mortgage Loan or Loan Combination becomes a Specially Serviced Loan or an REO Property and shall timely provide the Master Servicer and the Special Servicer with any information required by either to perform their respective duties under the Pooling and Servicing Agreement.  Pursuant to Section 3.01(c)(21) of this Agreement, the Primary Servicer shall be entitled to receive the Primary Servicing Fee for so long as the Master Servicer receives its fee with respect to each Specially Serviced Loan.  The Master Servicer shall direct the Special Servicer or shall itself provide the Primary Servicer with copies of any documents created by or received from the Special Servicer with respect to the Mortgage Loans.  To the extent the Master Servicer receives from the Special Servicer any Asset Status Report with respect to a Mortgage Loan, then the Master Servicer shall promptly forward a copy of such report to the Primary Servicer.

(30)           Section 3.24.

(31)           Sections 3.25 and 3.26 are not incorporated herein. The Primary Servicer will not permit any modification, extension, waiver, or amendment, or approve any lease or extension or renewal thereof, with respect to any Mortgage Loan or Loan Combination without the express written consent of the Master Servicer. The Primary Servicer shall forward all requests for such matters to the Master Servicer, along with all information reasonably requested by the Master Servicer for the analysis of such requests. All Modification Fees and other fees or charges in connection with such matters shall be charged by and paid to the Master Servicer. The Primary Servicer will not permit any Principal Prepayment or defeasance with respect to any Mortgage Loan or Loan Combination without the written consent of the Master Servicer. The Primary Servicer shall promptly forward all requests for Principal Prepayments or defeasance to the Master Servicer, along with a payoff statement (with respect to each Principal Prepayment request) setting forth the amount of the necessary Principal Prepayment calculated by Primary Servicer. The Primary Servicer shall have no obligation to calculate any defeasance amount.

(32)           Section 3.27(a), (b), (e). References to the Companion Loan Noteholder shall not mean Master Servicer for purposes of this Section. The third paragraph of Section 3.27(b) of the Pooling and Servicing Agreement is not incorporated herein.  The Primary Servicer will provide the Master Servicer the name and address of the Companion Loan Noteholder upon request.

(33)           Section 3.27(e).  References to the Companion Loan Noteholder shall not mean Master Servicer for purposes of this Section. References to the Master Servicer and Special Servicer shall remain references to the Master Servicer and Special Servicer for the purposes of Section 3.27(e)(ii) of the Pooling and Servicing Agreement.  The Primary Servicer will notify the Master Servicer of any circumstances that required the consent of the Companion Loan Noteholder. The sixth and seventh paragraphs of Section 3.27(e) are not incorporated herein.

(34)           Section 4.06 is not incorporated herein. On the Primary Servicer Remittance Date immediately preceding each Distribution Date, the Primary Servicer shall remit to the Master Servicer by wire transfer an amount equal to the Primary Servicer Remittance Amount and the portion of the Primary Servicer Loan Combination Remittance Amount allocable to the related Mortgage Loan for such date. Each month, on each Business Day that the Primary Servicer is not required to remit to the Master Servicer pursuant to the previous sentence, the Primary Servicer shall forward to the Master Servicer by wire transfer all amounts collected by the Primary Servicer and not previously remitted to the Master Servicer which constitute delinquent payments on the Mortgage Loan and any related late fees or Default Interest. Section 3.01(c)(23) of this Agreement sets forth certain reporting requirements with respect to such remittances. The Primary Servicer shall have no obligation to make P&I Advances.

(35)           Section 10.01.  In the second and third sentences of Section 10.01 of the Pooling and Servicing Agreement, references to the Depositor, the Trustee and the Certificate Administrator shall remain references to each of them.  The Primary Servicer shall provide any and all good faith cooperation to the Master Servicer, the Depositor, the Trustee and/or the Certificate Administrator reasonably requested and necessary to enable them to comply with Regulation AB.

(36)           Section 10.02 is not incorporated herein.  The Primary Servicer shall provide all reasonable assistance (with respect to information regarding the Primary Servicer, the Mortgage Loans or Loan Combination) to the Master Servicer to enable it to comply with Section 10.02 of the Pooling and Servicing Agreement.

(37)           Section 10.03.  References to the Trustee, Certificate Administrator and Depositor shall not mean Master Servicer for purposes of this section and Primary Servicer shall deliver such written notice and any additional information required directly to the Trustee, Certificate Administrator and Depositor, as applicable.

(38)           Section 10.05(a) is not incorporated herein.  The Primary Servicer shall provide all reasonable assistance (with respect to information regarding the Primary Servicer or the Mortgage Loans) to the Master Servicer to enable it to comply with Section 10.05(a) of the Pooling and Servicing Agreement.  The Primary Servicer shall cooperate with the Master Servicer, Certificate Administrator and Depositor (and any Other Trustee, Other Certificate Administrator or Other Depositor related to any Other Securitization trust relating to the Companion Loan) in connection with the Certificate Administrator’s or Depositor’s (or such Other Trustee’s or Depositor’s) good faith efforts to satisfy the Trust’s (or Other Securitization trust’s) reporting requirements under the Exchange Act.

(39)           Section 10.05(b).  The Primary Servicer shall deliver to the Master Servicer each financial statement of the Significant Obligor and update the following columns of the CREFC Loan Periodic Update File for the next applicable Distribution Date: BB, BP, BT and BU (corresponding fields 54 – “Preceding Fiscal Year NOI,” 68 – “Most Recent NOI,” 72 – “Most Recent Financial As of Start Date,” and 73 – “Most Recent Financial As of End Date”), as such column references and field numbers may change from time to time. References to each of the Depositor and Certificate Administrator in the second and third paragraph of Section 10.05(b) of the Pooling and Servicing Agreement shall remain a reference to such party. The Primary Servicer shall send notification to the Depositor if the Primary Servicer has not received the requisite financial information on the Business Day succeeding the tenth Business Days after the date such financial information is required to be delivered under the related Loan Documents. The Primary Servicer shall also deliver a copy of such notification to the Master Servicer concurrently with the delivery to the Depositor. In addition, the Primary Servicer shall notify the

Master Servicer at least 2 Business Days before the Officer’s Certificate under the 3rd paragraph of Section 10.05(b) of the Pooling and Servicing Agreement is required to be delivered that the Primary Servicer has been unable to obtain the required financial information and then deliver an Officer’s Certificate (addressed to the Master Servicer) to the Master Servicer evidencing its attempts to obtain this information by 11:00 a.m. (eastern) on the day such Officer’s Certificate is to be delivered to the Certificate Administrator and Depositor. The Master Servicer shall prepare its own Officer’s Certificate and shall deliver such Officer’s Certificate to the Certificate Administrator and Depositor in accordance with Section 10.05(b) of the Pooling and Servicing Agreement.

(40)           Section 10.06. is not incorporated herein.  The Primary Servicer shall provide all reasonable cooperation (with respect to information regarding the Primary Servicer, the Mortgage Loans or Loan Combination) to the Master Servicer to enable the Master Servicer to fulfill all of the obligations of the Master Servicer under Section 10.06 of the Pooling and Servicing Agreement.

(41)           Section 10.07. The Primary Servicer shall provide all the reports required of a Certifying Servicer and Reporting Servicer under Section 10.07 of the Pooling and Servicing Agreement.  The Primary Servicer shall provide all reasonable cooperation (with respect to information regarding the Primary Servicer or the Mortgage Loans) to enable the Master Servicer to provide any Additional Form 10-K Disclosure.  To the extent that a Primary Servicer has actual knowledge (other than with respect to Items 1117 and 1119 of Regulation AB as to such party which shall be reported if actually known by any Servicing Officer or any lawyer in the in house legal department of such party) of any information that would constitute Additional Form 10-K Disclosure with respect to itself under Item 1117 of Regulation AB and with respect to affiliations with the Trustee or Special Servicer under Item 1119 of Regulation AB, the Primary Servicer shall provide such information to the Master Servicer no later than five (5) Business Days prior to the date when such information is required to be provided by the Master Servicer under the Pooling and Servicing Agreement.  The Primary Servicer hereby acknowledges that the purpose of Section 10.07 of the Pooling Agreement is to facilitate the compliance by the Depositor with Regulation AB.

(42)           Section 10.08. The Primary Servicer shall provide to the Certifying Person and the Master Servicer, by March 1st (with a grace period through March 15th) of each year in which the Trust is subject to the reporting requirements of the Exchange Act and of each year in which any other securitization trust relating to any Companion Loan is subject to the reporting requirements of the Exchange Act, a Performance Certification in the form provided for in the Pooling and Servicing Agreement, upon which the Certification Parties can reasonably rely.

(43)           Section 10.09.  The Primary Servicer shall within one (1) Business Day of the occurrence thereof notify the Master Servicer to the extent that the Primary Servicer has actual knowledge of any Reportable Event with respect to the Form 8-K as to the Primary Servicer.  The Primary Servicer shall provide all reasonable cooperation to the Master Servicer for the Master Servicer to fulfill its obligations under Section 10.09 of the Pooling and Servicing Agreement (including without limitation, consultation with the Master Servicer with respect to any Reportable Event related to the Primary Servicer, the Mortgage Loans or the Loan

Combination).

(44)           Section 10.10 is not incorporated herein.  The Primary Servicer shall provide all reasonable assistance (with respect to information regarding the Primary Servicer or the Mortgage Loans) to the Master Servicer to enable it to comply with Section 10.10 of the Pooling and Servicing Agreement.  The Master Servicer shall provide notice to the Primary Servicer that a form to suspend reporting obligations has been filed by the Certificate Administrator.

(45)           Section 10.11.  References to the Servicing Function Participant shall be references to the Primary Servicer.  References to each of the Trustee, the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the 17g-5 Information Provider and the Certificate Administrator shall remain a reference to each such party.  The Primary Servicer shall deliver, in accordance with Section 10.11 of the Pooling and Servicing Agreement, the Officer’s Certificate directly to the parties specified therein and to the Master Servicer.  Without limiting the generality of Section 6.19 of this Agreement, the Primary Servicer shall not forward such Officer’s Certificate to any Rating Agency.

(46)           Section 10.12.  References to the Servicing Function Participant shall be references to the Primary Servicer.  References to each of the Trustee, the Depositor, the Master Servicer, the Special Servicer, the 17g-5 Information Provider, the Operating Advisor, and the Certificate Administrator shall remain a reference to each such party.  The Primary Servicer shall deliver, in accordance with Section 10.12 of the Pooling and Servicing Agreement, the report on assessment directly to the parties specified therein and to the Master Servicer. Without limiting the generality of Section 6.19 of this Agreement, the Primary Servicer shall not forward such report on assessment to any Rating Agency.

(47)           Section 10.13.  References to the Servicing Function Participant shall be references to the Primary Servicer.  References to each of the Trustee, the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the 17g-5 Information Provider and the Certificate Administrator shall remain a reference to each such party.  The Primary Servicer shall deliver, in accordance with Section 10.13 of the Pooling and Servicing Agreement, the accountant’s report directly to the parties specified therein and to the Master Servicer.  Without limiting the generality of Section 6.19 of this Agreement, the Primary Servicer shall not forward such accountant’s report to any Rating Agency.

(48)           Section 10.14.  References to the Servicing Function Participant shall be references to the Primary Servicer.  References to each of the Trustee, the Master Servicer, the Special Servicer and the Certificate Administrator shall remain a reference to each such party.  The Primary Servicer hereby agrees and acknowledges that, in accordance with the requirements of Section 10.14 of the Pooling and Servicing Agreement, it shall, in its role as a Servicing Function Participant, indemnify and hold harmless each Certification Party pursuant to Section 10.14 of the Pooling and Servicing Agreement, including any such obligations to make contributions to each Certification Party

Section 3.02                      Merger or Consolidation of the Primary Servicer.

The Primary Servicer shall keep in full effect its existence, rights and franchises as a national banking association under the laws of the United States.  The Primary Servicer shall continue to be authorized to transact business in the state or states in which the Mortgaged Properties for the Mortgage Loans and Loan Combination are situated, if and to the extent required by applicable law, except where the failure to so comply would not adversely affect the Primary Servicer’s ability to perform its obligations in accordance with the terms of this Agreement.

Any Person into which the Primary Servicer may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Primary Servicer shall be a party, or any Person succeeding to all or substantially all of the business of the Primary Servicer, shall be the successor of the Primary Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person (i) must be a business entity whose business includes the servicing of mortgage loans and shall be authorized to transact business in the state or states in which the related Mortgaged Properties it is to service are situated to the extent required by applicable law, (ii) must be acceptable to the Master Servicer, which consent may not be unreasonably conditioned or withheld, and (iii) shall have assumed in writing the obligations of the Primary Servicer under this Agreement.  Upon such merger or consolidation, the Primary Servicer shall comply with Section 10.03 of the Pooling and Servicing Agreement as incorporated herein as Section 3.01(c)(37).

Section 3.03                      Limitation on Liability of the Primary Servicer and Others.

Neither the Primary Servicer nor any of the officers, employees or agents of the Primary Servicer shall be under any liability to the Master Servicer for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Primary Servicer or any such person against liability for any breach of representation or warranty made herein, or against any expense or liability specifically required to be borne by the Primary Servicer without right of reimbursement pursuant to the terms hereof, or any liability which would otherwise be imposed by reason of willful misconduct, bad faith, fraud or negligence in the performance of its obligations or duties hereunder, or by reason of negligent disregard of such obligations and duties.  The Primary Servicer and any officer, employee or agent of the Primary Servicer may rely in good faith on any document of any kind conforming to the requirements of this Agreement for the truth and accuracy of the contents of that document (and as to certificates and opinions, including Opinions of Counsel, for the truth of the statements made therein and the correctness of the opinions expressed therein) reasonably believed or in good faith believed by it to be genuine and to have been signed or presented by the proper party or parties, which document, prima facie, is properly executed and submitted by any Person, or any employee or agent of any Person (including legal counsel as to opinions), respecting any matters arising hereunder.  The Primary Servicer shall not be under any obligation to appear in, prosecute or defend any legal or administrative action (whether in equity or at law), proceeding, hearing or examination that is not incidental to its respective duties under this Agreement or which, in its opinion may involve it in any ultimate expenses or liability; provided, however, the Primary Servicer may, with the consent of the Master Servicer, undertake any such action, proceeding, hearing or examination that it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto.  In such event, the legal expenses and costs of such action, proceeding, hearing or examination and any liability resulting therefrom, to the extent the same are expenses, costs and liabilities of the Trust Fund pursuant to the Pooling and Servicing Agreement, shall be expenses, costs and liabilities of the Master Servicer and the Primary Servicer shall be entitled to be reimbursed therefor from the Master Servicer upon written demand.  The Primary Servicer shall not have any rights of indemnification out of the Trust Fund except (a) to the extent provided in Section 6.03 of the Pooling and Servicing Agreement and (b) through the Master Servicer as described above and, in each case, to the full extent that the Master Servicer is permitted to indemnification from the Trust Fund under the Pooling and Servicing Agreement.

For the purposes of this Section 3.03, the Primary Servicer will be deemed not to have engaged in willful misconduct or committed bad faith, fraud or negligence in the performance of its respective obligations or duties or acted in negligent disregard or other disregard of its respective obligations or duties hereunder if the Primary Servicer, fails to follow the terms of the Loan Documents because the Master Servicer in its reasonably exercised judgment determines that following the terms of the Loan Documents would or potentially would conflict with the REMIC Provisions of the Code and potentially would result in an Adverse REMIC Event.  If at any time the Primary Servicer thinks that following the terms of the Loan Documents would or potentially would result in an Adverse REMIC Event, the Primary Servicer shall promptly notify the Master Servicer and the Master Servicer shall make the determination for purposes of this paragraph.

Section 3.04                      Primary Servicer Not to Resign.

The Primary Servicer shall not resign from the obligations and duties hereby imposed on it except by mutual consent of the Primary Servicer and the Master Servicer, or upon the determination that its duties hereunder are no longer permissible under applicable law and such incapacity cannot be cured by the Primary Servicer.  Any such determination permitting the resignation of the Primary Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Master Servicer, which Opinion of Counsel shall be in form and substance acceptable to the Master Servicer.

Section 3.05                      No Transfer or Assignment of Servicing.

With respect to the responsibility of the Primary Servicer to service the Mortgage Loans and Companion Loan hereunder, the Primary Servicer acknowledges that the Master Servicer has acted in reliance upon the Primary Servicer’s independent status, the adequacy of its servicing facilities, plant, personnel, records and procedures, its integrity, reputation and financial standing and the continuance thereof.  Without in any way limiting the generality of Section 3.05 of this Agreement, the Primary Servicer shall not either assign or transfer this Agreement or the servicing hereunder nor delegate its rights or duties hereunder or any portion thereof, or sell or otherwise dispose of all or substantially all of its property or assets, without the prior written approval of the Master Servicer, which consent will not be unreasonably withheld or delayed.  Notwithstanding the foregoing, prior to any assignment or transfer by the Primary Servicer of this Agreement or the servicing hereunder (the “Primary Servicing Rights”), the

Primary Servicer shall allow the Master Servicer an opportunity to bid on the purchase of such Primary Servicing Rights.  The Primary Servicer may also solicit bids from any other parties independent of the Primary Servicer.  If after receipt by the Primary Servicer of all bids, the Master Servicer is not the highest bidder, the Master Servicer will be given the opportunity to submit a second bid and final bid, which bid shall be given equal consideration with all other bids.

Section 3.06                      Indemnification.

The Master Servicer and the Primary Servicer each agrees to and hereby does indemnify and hold harmless the Master Servicer, in the case of the Primary Servicer, and the Primary Servicer, in the case of the Master Servicer (including any of their partners, directors, officers, employees or agents) from and against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and any other costs, liabilities, fees and expenses that the Master Servicer, in the case of the Primary Servicer, and the Primary Servicer, in the case of the Master Servicer, may sustain (i) arising from or as a result of any willful misconduct, bad faith or negligence of the Master Servicer or Primary Servicer, as applicable, in the performance of its obligations and duties under this Agreement or by reason of reckless disregard by the Master Servicer or Primary Servicer, as applicable, of its duties and obligations hereunder, (ii) by reason of breach of any representations or warranties made herein, or (iii) arising out of a breach of its obligations to provide any of the annual compliance statements or annual assessment of servicing criteria or attestation reports pursuant to Sections 10.11, 10.12 and 10.13 of the Pooling and Servicing Agreement, as incorporated herein; provided, that such indemnity shall not cover indirect or consequential damages.  Each indemnified party hereunder shall give prompt written notice to the indemnitor of matters which may give rise to liability of such indemnitor hereunder; provided, however, that failure to give such notice shall not relieve the indemnitor of any liability except to the extent of actual prejudice.  Section 3.06 of this Agreement shall survive the termination of this Agreement and the termination or resignation of the Master Servicer or the Primary Servicer.

ARTICLE IV

DEFAULT

Section 4.01                      Events of Default.

In case one or more of the following events (each, an “Event of Default”) by the Primary Servicer shall occur and be continuing, that is to say:

(a)           any failure by the Primary Servicer to deposit into the Primary Servicer Collection Account or any Borrower Accounts, or to deposit into, or to remit to the Master Servicer for deposit into, the Collection Account, on the dates and at the times required by this Agreement, any amount required to be so deposited or remitted under this Agreement; provided, however, that the Primary Servicer will have one (1) Business Day to remedy a failure to make such a deposit or remittance on the date and at the time required by this Agreement; or

(b)           any failure on the part of the Primary Servicer to observe or perform its obligations and duties in accordance with Section 3.08 of the Pooling and Servicing as incorporated herein pursuant to Sections 3.01(c)(14), (15), (16) and (17) of this Agreement; or

(c)           any failure on the part of the Primary Servicer to (i) timely make available and certify to the Master Servicer the information called for on Exhibit E attached hereto as required by Section 3.01(c)(21) of this Agreement, to the extent the obtaining of such information which is a part of such report is within the Primary Servicer’s control, (ii) timely provide to the Master Servicer the Collection Report which failure, in the case of clause (i) or (ii), continues unremedied for one (1) Business Day, or (iii) in any way comply with any obligation under Section 3.01(c)(35) through Section 3.01(c)(48) of this Agreement provided that such failures was during the period when the Trust Fund was subject to the reporting requirements of the Exchange Act; or

(d)           the Primary Servicer shall fail three (3) times within any two (2) year period to timely provide to the Master Servicer any report required by this Agreement to be provided to the Master Servicer, to the extent the obtaining of such information which is a part of such report is within the Primary Servicer’s control; or

(e)           any failure on the part of the Primary Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Primary Servicer contained in this Agreement which continues unremedied for a period of twenty (20) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Primary Servicer by the Master Servicer; provided, however, that if such failure on the part of the Primary Servicer duly to observe or perform in any material respect any other of the covenants or agreements is capable of being cured and the Primary Servicer has provided the Master Servicer with an Officer’s Certificate certifying that it has diligently pursued, and is continuing to pursue, a full cure such twenty (20) day period shall be extended for an additional twenty (20) days; or

(f)           any breach on the part of the Primary Servicer of any representation or warranty contained in Section 2.04 of the Pooling and Servicing Agreement as incorporated herein which materially and adversely affects the interests of the Master Servicer or any Class of Certificateholders and which continues unremedied for a period of thirty (30) days after the date on which notice of such breach, requiring the same to be remedied, shall have been given to the Primary Servicer by the Master Servicer; provided, however, that if such representation or warranty is capable of being cured and the Primary Servicer has provided the Master Servicer with an Officer’s Certificate certifying that it has diligently pursued, and is continuing to pursue, a full cure, such thirty (30) day period shall be extended for an additional thirty (30) days; or

(g)           a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Primary Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of sixty (60) days; or

(h)           the Primary Servicer shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Primary Servicer or of or relating to all or substantially all of its property; or

(i)           the Primary Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take any corporate action in furtherance of the foregoing; or

(j)           the Primary Servicer shall assign or transfer or attempt to assign or transfer all or part of its rights and obligations hereunder except as permitted by this Agreement; or

(k)           the Master Servicer or the Primary Servicer receives actual knowledge that Fitch or Moody’s has (A) qualified, downgraded or withdrawn its rating or ratings of one or more Classes of Certificates, or (B) placed one or more Classes of Certificates on “watch status” in contemplation of possible rating downgrade or withdrawal and such qualification, downgrade, withdrawal or “watch status” placement shall not have been withdrawn by Fitch or Moody’s within 60 days of the date such servicing officer obtained such actual knowledge), and, in case of either of clause (A) or (B), citing servicing concerns with the Primary Servicer as the sole or a material factor in such rating action.

If any Event of Default shall occur and be continuing (other than with respect to Section 4.01(c)(iii) above), then, and in each and every such case, so long as such Event of Default shall not have been remedied, the Master Servicer may terminate, by notice in writing to the Primary Servicer, all of the rights and obligations of the Primary Servicer as Primary Servicer under this Agreement and in and to the Mortgage Loans and the Companion Loans and the proceeds thereof.  Upon the occurrence of Section 4.01(c)(iii) above, the Master Servicer shall immediately terminate all of the rights and obligations of the Primary Servicer as Primary Servicer under this Agreement and in and to the Mortgage Loans and the Companion Loans and proceeds thereof.  From and after the receipt by the Primary Servicer of such written notice, all authority and power of the Primary Servicer under this Agreement, whether with respect to the Mortgage Loans, the Companion Loans or otherwise, shall pass to and be vested in the Master Servicer pursuant to and under Section 4.01 of this Agreement, and, without limitation, the Master Servicer is hereby authorized and empowered to execute and deliver, on behalf of and at the expense of the Primary Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans, the Companion Loan and related documents, or otherwise.  The Primary Servicer agrees that if it is terminated pursuant to Section 4.01 of this Agreement, it shall promptly (and in any event no later than five (5) Business Days subsequent to its receipt of the notice of termination) provide the Master Servicer with all documents and records (including, without limitation, those in electronic form) requested by it to enable it to assume the Primary Servicer’s functions hereunder, and shall cooperate with the Master Servicer in effecting the termination of the Primary Servicer’s responsibilities and rights hereunder and the assumption by a successor of the Primary Servicer’s obligations hereunder, including, without limitation, the transfer within one (1) Business Day to the Master Servicer for administration by it of all cash amounts which shall at the time be or should have been credited by the Primary Servicer to the Primary Servicer Collection Account, the Collection Account, any Escrow Account, any REO Account and any Reserve Account, or thereafter be received with respect to the Mortgage Loans, the Companion Loan or any REO Property (provided, however, that the Primary Servicer shall continue to be entitled to receive all amounts accrued or owing to it under this Agreement on or prior to the date of such termination, and it and its directors, officers, employees and agents shall continue to be entitled to the benefits of Section 3.03 of this Agreement notwithstanding any such termination).

In addition to any other rights the Master Servicer may have hereunder, if the Primary Servicer fails to remit to the Master Servicer any amounts when required to be remitted hereunder, the Primary Servicer shall pay to the Master Servicer interest on the amount of such late remittance at the rate of Bank of America, National Association cost of funds per annum, applied on a per diem basis for each day such remittance is late (i.e., said per annum rate divided by 365 multiplied by the number of days late); but in no event shall such interest be greater than the maximum amount permitted by law.

Section 4.02                      Waiver of Defaults.

The Master Servicer may waive any default by the Primary Servicer in the performance of its obligations hereunder and its consequences.  Upon any such waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement.  No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

Section 4.03                      Other Remedies of Master Servicer.

During the continuance of any Event of Default, so long as such Event of Default shall not have been remedied, the Master Servicer, in addition to the rights specified in Section 4.01 of this Agreement, shall have the right, in its own name, to take all actions now or hereafter existing at law, in equity or by statute to enforce its rights and remedies (including the institution and prosecution of all judicial, administrative and other proceedings and the filing of proofs of claim and debt in connection therewith).  Except as otherwise expressly provided in this Agreement, no remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Event of Default.

ARTICLE V

TERMINATION

Section 5.01                      Termination.

Except as otherwise specifically set forth herein, the rights, obligations and responsibilities of the Primary Servicer shall terminate (without payment of any penalty or termination fee):  (i) upon the later of the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or Loan Combination and the disposition of all REO Property and the remittance of all funds due hereunder; (ii) by mutual consent of the Primary Servicer and the Master Servicer in writing; (iii) pursuant to Section 5.02 of this Agreement; (iv) at the option of any purchaser of one or more Mortgage Loans pursuant to the Pooling and Servicing Agreement, upon such purchase and only with respect to such purchased Mortgage Loan or Mortgage Loans; or (v) upon termination of the Pooling and Servicing Agreement.

Section 5.02                      Termination With Cause.

The Master Servicer may, at its sole option, terminate any rights the Primary Servicer may have hereunder with respect to any or all of the Mortgage Loans or the Companion Loan, as provided in Section 4.01 of this Agreement upon the occurrence of an Event of Default.

Any notice of termination shall be in writing and delivered to the Primary Servicer as provided in Section 6.05 of this Agreement.

Section 5.03                      Reserved.

Section 5.04                      Termination of Duties with Respect to Specially Serviced Loans.

At such time as any Mortgage Loan or Companion Loan becomes a Specially Serviced Loan, the obligations and duties of the Primary Servicer set forth herein with respect to such Specially Serviced Loan that are required to be performed by the Special Servicer under the Pooling and Servicing Agreement shall cease in accordance with Section 3.01(c) of this Agreement.  The Primary Servicer shall continue to perform all of its duties hereunder with respect to the Specially Serviced Loans to the extent set forth in Section 3.01 of this Agreement.  If a Specially Serviced Loan becomes a Corrected Mortgage Loan, the Primary Servicer shall commence servicing such Corrected Mortgage Loan pursuant to the terms of this Agreement.

ARTICLE VI

MISCELLANEOUS

Section 6.01                      Successor to the Primary Servicer.

Prior to termination of the Primary Servicer’s responsibilities and duties under this Agreement pursuant to Section 3.04, 4.01, 5.01 or 5.02 of this Agreement, the Master Servicer shall (i) succeed to and assume all of the Primary Servicer’s responsibilities, rights, duties and obligations under this Agreement, or (ii) appoint a successor which satisfies the criteria for a successor Primary Servicer in Section 3.02 of this Agreement and which shall succeed to all rights and assume all of the responsibilities, duties and liabilities of the Primary Servicer under this Agreement accruing following the termination of the Primary Servicer’s responsibilities, duties and liabilities under this Agreement.

Section 6.02                      Financial Statements.

The Primary Servicer shall, upon the request of the Master Servicer, make available its publicly available financial statements and other records relevant to the performance of the Primary Servicer’s obligations hereunder.

Section 6.03                      Closing.

The closing for the commencement of the Primary Servicer to perform the servicing responsibilities under this Agreement with respect to the Mortgage Loans and the Companion Loan shall take place on the Closing Date.  At the Master Servicer’s option, the closing shall be either by telephone, confirmed by letter or wire as the parties shall agree, or conducted in person, at such place as the parties shall agree.

The closing shall be subject to the execution and delivery of the Pooling and Servicing Agreement by the parties thereto.

Section 6.04                      Closing Documents.

The Closing Documents shall consist of all of the following documents:

(a)           to be provided by the Primary Servicer:

(1)           this Agreement executed by the Primary Servicer;

(2)           an Officer’s Certificate of the Primary Servicer, dated the Closing Date and in the form of Exhibit B hereto, including all attachments thereto;

(3)           Reserved; and

(4)           the account certifications in the form of Exhibit F hereto required by Section 3.01(c)(8) and (9) of this Agreement, fully completed; and

(b)           to be provided by the Master Servicer:

(1)           this Agreement executed by the Master Servicer; and

(2)           the Mortgage Loan Schedule, with one copy to be attached to each counterpart of this Agreement as Exhibit A hereto; and

(3)           the Pooling and Servicing Agreement substantially in the form of Exhibit C hereto.

Section 6.05                      Notices.

Except as provided herein, all demands, notices, consents and communications hereunder shall be in writing and shall be deemed to have been duly given when delivered to the following addresses:

(i)           if to the Master Servicer:

Wells Fargo Bank, National Association
Commercial Mortgage Servicing
1901 Harrison Street
Oakland, California 94612
Attention:  DBUBS 2011-LC3 Asset Manager

and

Wells Fargo Bank, National Association
Commercial Mortgage Servicing
MAC D1086
550 South Tryon Street, 14th Floor
Charlotte, North Carolina 28202
Reference:  DBUBS 2011-LC3

with a copy to:

Wells Fargo Bank, National Association
Legal Department
301 S. College St., TW-30
Charlotte, North Carolina 28288-0630
Reference:  Commercial Mortgage Servicing Legal Support, DBUBS 2011-C3 Mortgage Trust

(ii)           if to the Primary Servicer:

Bank of America, National Association
Capital Markets Servicing Group
900 West Trade Street
Suite 650
NC 1-026-06-01
Charlotte, North Carolina 28255
Fax No. (704) 317-4501
Attention:  Servicing Manager
Reference:  DBUBS 2011-LC3 Mortgage Trust, DBUBS 2011-LC3
 Commercial Mortgage Pass-Through Certificates

with copy to:

Bank of America Merrill Lynch
214 N. Tryon St., 20th Floor
NC1-027-20-05
Charlotte, NC 28255
Attention:  John Broderick, Assistant General Counsel

or such other address as may hereafter be furnished to the other party by like notice.

Section 6.06                      Severability Clause.

Any part, provision, representation or warranty of this Agreement which is prohibited or which is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction as to any Mortgage Loan or Companion Loan shall not invalidate or render unenforceable such provision in any other jurisdiction.  To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof.  If the invalidity of any part, provision, representation or warranty of this Agreement shall deprive any party of the economic benefit intended to be conferred by this Agreement, the parties shall negotiate, in good faith, to develop a structure the economic effect of which is nearly as possible the same as the economic effect of this Agreement without regard to such invalidity.

Section 6.07                      Counterparts.

This Agreement may be executed simultaneously in any number of counterparts.  Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument.

Section 6.08                      Governing Law.

This Agreement shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with the laws of the State of New York, except to the extent preempted by Federal Law.

Section 6.09                      Protection of Confidential Information.

The Primary Servicer shall keep confidential and shall not divulge to any party other than the Master Servicer, the Depositor, the Special Servicer or the Trustee, without the Master Servicer’s prior written consent, any information pertaining to the Mortgage Loans or the Companion Loan or any borrower thereunder, except to the extent that it is appropriate for the Primary Servicer to do so in working with third-party vendors, property inspectors, legal counsel, auditors, taxing authorities or other governmental agencies or in accordance with this Agreement.

Section 6.10                      Intention of the Parties.

It is the intention of the parties that the Master Servicer is conveying, and the Primary Servicer is receiving, only a contract for servicing the Mortgage Loans and the Companion Loan.  Accordingly, the parties hereby acknowledge that the Trustee remains the sole and absolute beneficial owner of the Mortgage Loans and all rights related thereto and that the Companion Loan Noteholder remains the sole and absolute beneficial owner of the Companion Loan and all rights related thereto.

Section 6.11                      Third Party Beneficiary.

The Depositor and the Trustee, for the benefit of the Certificateholders, shall be a third party beneficiary under this Agreement, provided that, except to the extent the Trustee or its designee assumes the obligations of the Master Servicer hereunder as contemplated by Section 6.12 of this Agreement, none of the Depositor, the Trustee, the Trust Fund, any successor Master Servicer, or any Certificateholder shall have any duties under this Agreement or any liabilities arising herefrom.  Each Certification Party shall be a third party beneficiary under this Agreement solely with respect to the obligations of the Primary Servicer under Section 3.01(c)(35) through Section 3.01(c)(48) of this Agreement.

Section 6.12                      Successors and Assigns; Assignment of Agreement.

This Agreement shall bind and inure to the benefit of and be enforceable by the Primary Servicer and the Master Servicer and the respective successors and assigns of the Primary Servicer and the Master Servicer.  This Agreement shall not be assigned, pledged or hypothecated by the Primary Servicer to a third party except as otherwise specifically provided for herein.  If the Master Servicer shall for any reason no longer act in such capacity under the Pooling and Servicing Agreement (including, by reason of an Event of Default (as defined therein)), any successor to the Master Servicer under Pooling and Servicing Agreement (including the Trustee if the Trustee has become such successor pursuant to Section 7.02 of the Pooling and Servicing Agreement) shall thereupon assume all of the rights and, except to the extent they arose prior to the date of assumption, obligations of the Master Servicer under this Agreement.

Section 6.13                      Waivers.

No term or provision of this Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced.

Section 6.14                      Exhibits.

The exhibits to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement.

Section 6.15                      General Interpretive Principles.

The article and section headings are for convenience of a reference only, and shall not limit or otherwise affect the meaning hereof.

Section 6.16                      Complete Agreement.

This Agreement embodies the complete agreement between the parties regarding the subject matter hereof and may not be varied or terminated except by a written agreement conforming to the provisions of Section 6.18 of this Agreement.  All prior negotiations or representations of the parties are merged into this Agreement and shall have no force or effect unless expressly stated herein.

Section 6.17                      Further Agreement.

The Primary Servicer and the Master Servicer each agree to execute and deliver to the other such reasonable and appropriate additional documents, instruments or agreements as may be necessary or appropriate to effectuate the purposes of this Agreement.

Section 6.18                      Amendments.

This Agreement may only be amended with the consent of the Primary Servicer and the Master Servicer.  No amendment to the Pooling and Servicing Agreement that purports to change the rights or obligations of the Primary Servicer hereunder shall be effective against the Primary Servicer without the express written consent of the Primary Servicer.

Section 6.19                      Exchange Act Rule 17g-5 Procedures.

(a) Notwithstanding any provision herein to the contrary but subject to Section 6.19(c) of this Agreement and except as required by law, the Primary Servicer shall not provide any information directly to, or communicate with, either orally or in writing, any Rating Agency regarding the Certificates or the Mortgage Loan or the Loan Combination relevant to the Rating Agency’s surveillance of the Certificates or Mortgage Loan or the Loan Combination, including, but not limited to, providing responses to inquiries from a Rating Agency regarding the Certificates or the Mortgage Loan or the Loan Combination relevant to the Rating Agency’s surveillance of the Certificates and requests for Rating Agency Confirmation. All such information will be provided by, and all such communications, responses and requests will be made by, the Master Servicer in accordance with the procedures required by the Pooling and Servicing Agreement. To the extent the Master Servicer is required to take any action under the Pooling and Servicing Agreement to comply with Exchange Act Rule 17g-5, the Primary Servicer shall cooperate and provide any information reasonably requested by the Master Servicer to enable the Master Servicer to comply with such obligations.

(b) None of the foregoing restrictions in this Section 6.19 prohibit or restrict oral or written communications, or providing information, between the Primary Servicer and any Rating Agency with regard to (i) such Rating Agency’s review of the ratings it assigns to the Primary Servicer, (ii) such Rating Agency’s approval of the Primary Servicer as a commercial mortgage master, special or primary servicer or (iii) such Rating Agency’s evaluation of the Primary Servicer’s servicing operations in general; provided, however, that the Primary Servicer shall not provide any information relating to the Certificates or the Mortgage Loan to such Rating Agency in connection with such review and evaluation by such Rating Agency unless (x) borrower, property or deal specific identifiers are redacted; or (y) the Master Servicer confirms to the Primary Servicer in writing that such information has already been provided to the 17g-5 Information Provider and has been uploaded on to the 17g-5 Information Provider’s 17g-5 Website.

IN WITNESS WHEREOF, the Primary Servicer and the Master Servicer have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the date first above written.

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:__________________________________
Name:  Nachette Hadden
Title:    Vice President

Signature Page
DBUBS 2011-LC3 Primary Servicing Agreement

IN WITNESS WHEREOF, the Primary Servicer and the Master Servicer have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the date first above written.

BANK OF AMERICA, NATIONAL ASSOCIATION
By:__________________________________
Name:  Janice M. Smith
Title:    Managing Director

Signature Page
DBUBS 2011-LC3 Primary Servicing Agreement

EXHIBIT A

MORTGAGE LOAN SCHEDULE

Mortgage Asset Number	Property Name	Cut-Off Date Balance ($)	Primary Servicing Fee
	Somerby of Mobile (B-Note)	[$4,750,000]	0.01%

	[TBD]

A - 1

EXHIBIT B

PRIMARY SERVICER’S OFFICER’S CERTIFICATE

I, _______________, hereby certify that I am the duly elected of [Primary Servicer], a corporation organized under the laws of the State of (the “Primary Servicer”) and further as follows:

(i)           Attached hereto as Exhibit 1 is a true, correct and complete copy of the articles of incorporation of the Primary Servicer which are in full force and effect on the date hereof and which have been in effect without amendment, waiver, rescission or modification since

(ii)           Attached hereto as Exhibit 2 is a true, correct and complete copy of the by-laws of the Primary Servicer which are in effect on the date hereof and which have been in effect without amendment, waiver, rescission or modification since

(iii)           Attached hereto as Exhibit 3 is an original certificate of good standing of the Primary Servicer, issued within ten days of the date hereof, and no event has occurred since the date thereof which would impair such standing.

(iv)           Attached hereto as Exhibit 4 is a true, correct and complete copy of the corporate resolutions of the Board of Directors of the Primary Servicer authorizing the Primary Servicer to execute and deliver the Primary Servicing Agreement, dated as of __________, 200__ (the “Primary Servicing Agreement”), by and between the Primary Servicer and Wells Fargo Bank, National Association and such resolutions are in effect on the date hereof and have been in effect without amendment, waiver, rescission or modification since __________.

(v)           Either (i) no consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Primary Servicer of or compliance by the Primary Servicer with the Primary Servicing Agreement or the consummation of the transactions contemplated by the Primary Servicing Agreement; or (ii) any required consent, approval, authorization or order has been obtained by the Primary Servicer.

(vi)           Neither the consummation of the transactions contemplated by, nor the fulfillment of the terms of the Primary Servicing Agreement, conflicts or will conflict with or results or will result in a breach of or constitutes or will constitute a default under the charter or by-laws of the Primary Servicer, the terms of any indenture or other agreement or instrument to which the Primary Servicer is a party or by which it is bound or to which it is subject, or any statute or order, rule, regulation, writ, injunction or decree of any court, governmental authority or regulatory body to which the Primary Servicer is subject or by which it is bound.

(vii)           There is no action, suit, proceeding or investigation pending or to the best of my knowledge threatened against the Primary Servicer which, in our judgment, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial conditions, properties or assets of the Primary Servicer or in any material impairment of the right or ability of the Primary Servicer to carry on its business substantially as now conducted or in any material liability on the part of the Primary Servicer or which would draw into question the validity of the Primary Servicing Agreement or of any action taken or to be taken in connection with the transactions contemplated hereby, or which would be likely to impair materially the ability of the Primary Servicer to perform under the terms of the Primary Servicing Agreement.

(viii)           Each person listed on Exhibit 5 attached hereto who, as an officer or representative of the Primary Servicer, signed the Primary Servicing Agreement and any other document delivered prior hereto or on the date hereof in connection with the Primary Servicing Agreement, was, at the respective times of such signing and delivery, and is now, a duly elected or appointed, qualified and acting officer or representative of the Primary Servicer, who holds the office set forth opposite his or her name on Exhibit 5, and the signatures of such persons appearing on such documents are their genuine signatures.

(ix) The Primary Servicer is duly authorized to engage in the transactions described and contemplated in the Primary Servicing Agreement.

IN WITNESS WHEREOF, I have hereunto signed my name and affixed the seal of the Primary Servicer.

Dated:  _______________________                             By:  ________________________________
Name:  _____________________________
[Seal]                                      Title:    [Vice] President

I, __________, an [Assistant] Secretary of [Primary Servicer], hereby certify that __________  is the duly elected, qualified and acting [Vice] President of the Primary Servicer and that the signature appearing above is [her] [his] genuine signature.

IN WITNESS WHEREOF, I have hereunto signed my name.

Dated:  _________________________                        By:  _______________________________
Name:  ____________________________
[Seal]                                      Title:    [Vice] President

EXHIBIT 5

to

Primary Servicer’s Officer’s Certificate

Name                                                                Title                                           Signature

___________________________

___________________________

___________________________

___________________________

5 - 1

EXHIBIT C

POOLING AND SERVICING AGREEMENT

C - 1

EXHIBIT D

RESERVED

D - 1

EXHIBIT E

QUARTERLY SERVICING CERTIFICATION

Primary Servicer:

RE:  DBUBS 2011-LC3

Pursuant to the Servicing Agreement(s) between Wells Fargo Bank, National Association and [Primary Servicer], we certify with respect to each mortgage loan serviced by us for Wells Fargo Bank, National Association that, as of the quarter ending , except as otherwise noted below:

All taxes, assessments and other governmental charges levied against the mortgaged premises, ground rents payable with respect to the mortgaged premises, if any, which would be delinquent if not paid, have been paid.

Based on [Primary Servicer’s] monitoring of the insurance in accordance with the Servicing Standard, all required insurance policies are in full force and effect on the mortgaged premises in the form and amount and with the coverage required by the Servicing Agreement(s).

All necessary action has been taken to continue all UCC Financing Statements in favor of the originator of each mortgage loan or in favor of any assignee prior to the expiration of such UCC Financing Statements.

All reserves are maintained and disbursed in accordance with the loan documents and no obligation for which a reserve is held has not been completed within the time required by the applicable document.

EXCEPTIONS:  ________________________________________________________________

_______________________                                                   ____________________
Servicing Officer                                                                           Date

E - 1

EXHIBIT F

FORM OF ACCOUNT CERTIFICATION

Securitization:  _______________________________________________________________

Primary Servicer:  _____________________________________________________________

______                  New Account                                               ______                 Change of Account Information

Indicate purpose of account (check all that apply):

______                 Principal & Interest                                       ______                 Deposit Clearing
______                 Taxes & Insurance                                        ______                 Disbursement Clearing
______                 Reserves (non-interest bearing)                 ______                 Suspense
______                 Reserves (interest bearing)                         ______

Account Number:  _______________________________________________________________

Account Name:      _______________________________________________________________

Depository Institution (and Branch):

Name:  __________________________________________________________________

Street:  __________________________________________________________________

City, State, Zip:     __________________________________________________________

Rating Agency:    __________________                       Rating:  ________________________

Please note that the name of the account must follow the guideline specifications detailed in the applicable agreement.

Prepared by:     __________________________________________________________________

Signature:  _____________________________________________________________________

Title:  _________________________________________________________________________

Date:  _________________________________________________________________________

Telephone:  _____________________________                    Fax:  ___________________________

F - 1

EXHIBIT G
FORM OF
COLLECTION REPORT
Series _____
 Month of __________________

Master Services Loan #	Subservicers Scheduled Loan #Due Date	Mtg Rate	Net Mtg Rate	Scheduled Beginning Balance	Schedule P&I Amount	Scheduled Principal Payment	Scheduled Interest Payment	Scheduled Service Fee	Curtailed Prepayment	Curtailed Prepayment Date	Prepayment Interest Excess/Short	Other Principal Adjustment	Actual Principal Payment	Actual Net Interest Payment	Actual Service Fees	Late Charges	Assumption Fees	Additional Fees	Payment Loan Status	Distribution Amount	Scheduled Ending Balance	Actual Loan Bal As of Distribution Date	Next Payment Due	Total Reserve Bal As Of Prior Month End	Date of Maturity

Totals				0.00	0.00	0.00	0.00	0.00	0.00			0.00	0.00	0.00	0.00	0.00	0.00	0.00		0.00	0.00	0.00		0.00

Loan Status                                                                                                                                          A - payment not received but still in grace period
B - late payment but less than 1 month delinquent
O - Current
1 - One month delinquent
2 - Two months delinquent
3 - Three months delinquent
4 - Assumed Schedule Payment
5 - Prepaid in Full
6 - Specially Serviced
Prepared By                                          7 - in foreclosure
Approved By                                        9 -   REO
10 - DPO
11 - Modification

G - 1

EXHIBIT H

FORM OF CERTIFICATE OF INSURANCE

Primary Servicer:  ___________________________________________

Re:  DBUBS 2011-LC3

Pursuant to the Primary Servicing Agreement(s) between Wells Fargo Bank, National Association and [Primary Servicer], based on [Primary Servicer’s] monitoring of the insurance in accordance with the Servicing Standard, we certify with respect to each Mortgage Loan serviced by us for Wells Fargo Bank, National Association that all required insurance policies are in full force and effect on the mortgaged premises in the form and amount and with the coverage required by the Servicing Agreement(s).

______________________________                                   _____________________________
Servicing Officer                                                                           Date

H - 1

EXHIBIT I

[RESERVED]

I - 1

EXHIBIT J

MONTHLY SERVICING ACCOUNTS CERTIFICATION

Primary Servicer:  ________________________________________

Re:  DBUBS 2011-LC3

Pursuant to the Servicing Agreement(s) between Wells Fargo Bank, National Association and the above named Servicer, I certify with respect to each transaction serviced by us, as noted above, for Wells Fargo Bank, National Association that as of _______________________ (Determination Date) all collection accounts and servicing accounts have been properly reconciled and the reconciliations have been reviewed and approved by Servicer’s management, except as otherwise noted below:

EXCEPTIONS:  ________________________________________________________________
______________________________________________________________________________
______________________________________________________________________________

____________________________________                               _____________________________
Servicing Officer                                                                                     Date

J - 1